                                                                    EXHIBIT 10.4

              FOURTH AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT


     This Fourth Amended And Restated Stockholders' Agreement (the "Agreement"), dated as of September 3, 1999, is by and among Dendreon Corporation, a Delaware corporation (the "Company"), those stockholders of the Company set forth on Exhibit A hereto and the purchasers of the Company's Series E Preferred Stock set forth on Exhibit B hereto (the "Purchasers").

                                   Recitals

     Whereas, the Company and the Purchasers are entering into a Series E Preferred Stock Purchase Agreement as of the date hereof (the "Stock Purchase Agreement"), and in connection therewith, the Company is making certain covenants with such Purchasers and has agreed to grant to such Purchasers certain rights;

     Whereas, the Company and certain of the parties hereto entered into an Amended and Restated Stockholders' Agreement, dated July 10, 1998 (the "Stockholders' Agreement"); and

     Whereas, in order to induce further investment in the Company on the terms and conditions contemplated in the Stock Purchase Agreement and in this Agreement, the Company and the parties hereto have agreed to amend the covenants and rights heretofore granted pursuant to the Stockholders' Agreement, as set forth herein.

     Now, Therefore, in consideration of the foregoing and of the respective covenants and undertakings hereunder and pursuant to the Stock Purchase Agreement, the parties hereto do hereby agree as follows:

SECTION 1. Definitions.

     As used in this Agreement, the following terms shall have the following respective meanings:

     "Business Day" shall mean any day other than: (i) Saturday or Sunday, or
(ii) a day on which the New York Stock Exchange is closed.

     "By-laws" shall mean the By-laws of the Company, as amended.

     "Capital Stock" shall mean any: (i) shares of Common Stock, Preferred Stock or any other equity security of the Company, (ii) debt securities convertible into or exchangeable for any equity security of the Company or (iii) options, warrants or other rights to subscribe for, purchase or otherwise acquire any such equity security or debt security of the Company.

     "Charter" shall mean the Certificate of Incorporation of the Company, as restated and amended from time to time.

     "Commission" shall mean the Securities and Exchange Commission or any other Federal agency administering the Securities Act at the applicable time.

     "Common Shares" shall mean the issued and outstanding shares of the Company's Common Stock, $0.001 par value.

     "Common Stock" shall mean the Company's authorized Common Stock, $0.001 par value.

     "Common Stockholder" shall mean each Person who has purchased Common Stock from the Company or who acquires Common Stock by Transfer or otherwise and who becomes a party to this Agreement, other than Preferred Stockholders who acquire Common Stock on conversion of the Preferred Shares.

     "Defaulting Stockholder" shall have the meaning set forth in Section
4.2(h).

     "Equity Securities" shall have the meaning set forth in Rule 3a 11-1 under the Exchange Act.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and any successor statute and the rules and regulations thereunder, as shall be in effect from time to time.

     "Excluded Stock" shall mean: (a) the Option Shares; (b) Common Stock issuable upon conversion of the Preferred Shares; (c) shares of Common Stock issued to lenders, lessors or otherwise for purposes other than raising capital;
(d) Common Stock issued or issuable pursuant to Restricted Stock Option Agreements between the Company and the Founders and between the Company and Dr. William Haseltine; (e) Equity Securities issued by the Company pursuant to license agreements for the Company's technology or the acquisition of another corporation, partnership, joint venture, trust or other entity by merger, consolidation, stock acquisition, reorganization, or otherwise, whereby the Company, or its stockholders of record immediately prior to the effectiveness of such transaction, directly or indirectly, own at least the majority of the voting power of such other entity or the resulting or surviving corporation immediately after such transaction; (f) Capital Stock issuable or issued upon the exercise of outstanding options or warrants.

     "Family" shall include any spouse, lineal ancestor or descendant, or sibling.

     "Five Percent Preferred Stockholder" shall mean: (a) the Investors, for so long as they continue to own Preferred Shares, (b) Shaw Venture Partners, L.P. ("Shaw"), for so long as they continue to own Shares, (c) any transferee of Preferred Stock of an Investor who is a member of such Investor's Group, and any transferee of Shaw who is a member of Shaw's Group, for so long as such transferee continues to own Preferred Shares, (d) Kummell Investments Limited ("Kummell"), for so long as it continues to own Shares, and (e) any other Preferred Stockholder owning (either of record or beneficially), at any time, a number of Preferred Shares equal to or exceeding five percent of the aggregate number of Preferred Shares then outstanding.

     "Founders" shall mean Dr. Sam Strober and Dr. Edgar G. Engleman and each of the persons to whom the shares subscribed for by such persons has been assigned pursuant to certain Restricted Stock Agreements dated as of September 30, 1992.

     "Founders Shares" shall mean the Common Shares issued to the Founders.

     "Group" shall mean as to: (a) a Stockholder that is a limited partnership, any and all of the venture capital limited partnerships now existing or hereafter arising that are "affiliates" (as defined by Rule 405 promulgated under the Securities Act), in whole or in part, of one or more general partners or of one or more general partners of a general partner of such Stockholder and any predecessor or successor partnership any limited and general partners of any such partnership; (b) a Stockholder that is a trust, any of the beneficiaries, settlors or grantors now existing or hereafter arising of, or any Person under common control with, such trust; (c) a Stockholder that is a general partnership, any of its partners or former partners in accordance with their partnership interests; (d) a Stockholder that is a corporation, its stockholders in accordance with their interests in the corporation; and (e) a Stockholder that is a limited liability company, its members or former members in accordance with their interests in the limited liability company .

     "Investors" shall mean HealthCare Ventures III, L.P. ("HCV III") HealthCare Ventures IV, L.P. ("HCV IV"), Everest Trust and Hudson Trust and members of their respective Groups.

     "New Securities" shall mean any Equity Securities of the Company, including, but not limited to, shares of Common Stock of the Company, any security that is convertible into or exercisable or exchangeable for Common Stock, or any right, option or warrant to acquire any Common Stock of the Company.

     "Offer" shall have the meaning set forth in Section 4.2(a) hereof.

     "Offered Shares" shall have the meaning set forth in Section 4.2(a) hereof.

     "Option Shares" shall mean shares of Common Stock issued, available for issuance or subject to options, warrants or rights granted or authorized to be granted to employees and others who provide services to the Company pursuant to any Stock Plan to the extent permitted under Section 6 hereof.

     "Person" shall mean and include a natural person, a corporation, a partnership, a trust, an unincorporated organization and a government or any department, agency or political subdivision thereof.

     "Preferred Shares" shall mean shares of the Company's Series A, Series B, Series C, Series D and Series E Preferred Stock, $0.001 par value.

     "Preferred Stockholder" shall mean: (a) any Person who purchased Series A, Series B, Series C or Series D Preferred Stock in the Company pursuant to a Stock Purchase Agreement dated October 27, 1992, March 25, 1994, December 8, 1994, January 26, 1996, June 20, 1997 or July 10, 1998, (b) each of the
Stockholders purchasing Preferred Shares from the Company pursuant to the Stock Purchase Agreement, and (c) any Person to whom there has been a Transfer of Preferred Shares or Restricted Shares.

     "Pro Rata Fraction" shall have the meaning set forth in Section 4.2(c).

     "Proposed Transferee" shall have the meaning set forth in Section 4.2 (a).

     "Public Offering" shall mean a distribution of New Securities in an underwritten public offering to the general public pursuant to a registration statement filed with and declared effective by the Commission pursuant to the Securities Act.

     "Purchasing Stockholder" shall have the meaning set forth in Section 4.2
(e).

     "Qualified Public Offering" shall mean the Company's distribution of New Securities in an underwritten public offering to the general public pursuant to a registration statement filed with and declared effective by the Commission pursuant to the Securities Act providing minimum gross proceeds (without deduction for underwriting commissions or discounts or expenses of the offering) to the Company of $15,000,000 and resulting in a market capitalization for the outstanding shares of Common Stock immediately after the public offering (based on the public offering price) of not less than $40,000,000.

     "Registrable Securities" shall mean shares of Common Stock issued or issuable upon conversion of: (a) the Preferred Shares; (b) up to 7,500 shares of Common Stock, subject to adjustment for certain dilutive issuances, which may be issued to MMC\GATX or its permitted assignees pursuant to the Warrant issued in conjunction with the Company's Master Equipment Lease Agreement with MMC\GATX; and (c) Common Stock issued or issuable to the Investors upon the exercise of certain warrants held by each of them as a result of Loan Agreements entered into by the Company, dated April 11, 1995, October 5, 1995, November 3, 1995 and December 8, 1995; provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as (i) they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction and (ii) they could not be sold pursuant to Rule 144 in any two consecutive three-month periods.

     "Restricted Shares" shall mean the shares of Common Stock issued or issuable upon the conversion of Preferred Shares.

     "Restricted Stock Agreements" shall mean the Restricted Stock Agreements between the Company and the Founders and between the Company and William Haseltine.

     "Restricted Stock Option Agreements" shall mean the Restricted Stock Option Agreements between the Company and the Founders and between the Company and William Haseltine.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and any successor statute and the rules and regulations of the Commission thereunder, as shall be in effect at the applicable time.

     "Selling Stockholder" shall have the meaning set forth in Section 4.2(a).

     "Shares" shall mean and include all shares of voting capital stock of the Company now owned or hereafter acquired by any Stockholder or transferee of such Stockholder.

     "Stockholder" shall mean each Person who has purchased Shares from the Company or who acquires Shares upon conversion of the Preferred Stock, the exercise of options, Transfer or otherwise and who is a party to this Agreement.

     "Stock Plan" shall mean any equity incentive plan for officers, directors, employees and others who render services to Company.

     "Transfer" shall include any direct or indirect sale, assignment, transfer, pledge, hypothecation or other disposition of any Shares or of any legal or beneficial interest therein.

SECTION 2.  Representations.

     2.1  By the Company. The Company represents to each stockholder that:

          (a) The execution, delivery and performance by the Company of this Agreement and all transactions contemplated in this Agreement have been duly authorized by all action required by law, its Charter, its By-laws or otherwise.

          (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against it in accordance with its term, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally.

     2.2 By the Stockholders. Each Stockholder, as to itself, himself or herself, represents to the Company and the other Stockholders that:

          (a) The execution, delivery and performance by such Stockholder of this Agreement and all transactions contemplated in this Agreement have been duly authorized by all action required by law, and by the certificate of incorporation and by-laws, partnership agreement or other governing instrument of such Stockholder.

          (b) This Agreement has been duly executed and delivered by such Stockholder and constitutes the legal, valid and binding obligation of such Stockholder enforceable against it, him or her in accordance with its terms, except: (i) as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) general principles of equity that restrict the availability of equitable remedies, and (iii) to the extent that the enforceability of the indemnification provisions of Section 9.8 of this Agreement may be limited by applicable laws.

SECTION 3. Legend on Shares and Notice of Transfer.

     3.1  Restrictive Legends.

     Each certificate evidencing Shares, and each certificate evidencing Shares held by subsequent direct or indirect transferees of any such certificate, shall (unless otherwise permitted by the provisions of Section 3.2 hereof) be stamped or otherwise imprinted with legends in substantially the following form (in addition to any legends which may be required by Regulation S of the Securities Act and state blue sky laws):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR ANY EXEMPTION THEREFROM UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW.

     THE TRANSFER AND VOTING OF THESE SECURITIES IS SUBJECT TO THE TERMS AND CONDITIONS OF AN AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT DATED AS OF SEPTEMBER 3, 1999 AMONG DENDREON CORPORATION, THE HOLDER OF RECORD OF THIS CERTIFICATE AND CERTAIN OTHER SIGNATORIES THERETO, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, AND NO SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF SUCH SECURITIES SHALL BE VALID OR EFFECTIVE EXCEPT IN ACCORDANCE WITH SUCH AGREEMENT AND UNTIL SUCH TERMS AND CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF DENDREON CORPORATION.

     3.2  Notice of Transfer.

          (a) Each of the Stockholders, and any other holder of any Shares by acceptance thereof, agrees that, prior to any Transfer of any Shares, such holder will give written notice to the Company of such holder's intention to effect such Transfer and to comply in all other respects with the provisions of this Section 3.2. Each such notice shall contain (i) a statement setting forth the intention of said holder's prospective transferee with respect to its retention or disposition of said Shares, and (ii) unless waived by the Company, an opinion, reasonably acceptable to the Company, of counsel for said holder (who may be the inside or staff counsel employed by said holder), as to the necessity or non-necessity for registration under the Securities Act and applicable state securities laws in connection with such Transfer and stating the factual and statutory bases relied upon by counsel. The following provisions shall then apply:

               (i) If the proposed Transfer of Shares may be effected without registration or qualification under the Securities Act and any applicable state securities laws, then the registered holder of such Shares shall be entitled to Transfer such Shares in accordance with Section 4 hereof and the intended method of disposition specified in the statement delivered by said holder to the Company.

               (ii) If the proposed Transfer of such Shares may not be effected without registration under the Securities Act or registration or qualification under any applicable state securities laws, the registered holder of such Shares shall not be entitled to transfer such Shares until such registration or qualification is effective or until an exception from the requirement for such registration or qualification is available.

          (b) Each certificate evidencing the Shares issued upon such transfer (and each certificate evidencing any untransferred balance of such Shares) shall bear the applicable legends set forth in Section 3.1 hereof unless: (i) the Company shall have waived the requirement of such legend; or (ii) in the reasonable opinion of counsel to the Company or of counsel reasonably acceptable to the Company, such Transfer shall have been made in connection with an effective registration statement filed pursuant to the Securities Act or in compliance with the requirements of Rule 144 or Rule 144A (or any similar or successor rule) promulgated under the Securities Act, and in compliance with applicable state securities laws.

          (c) Notwithstanding the provisions of subsections (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Stockholder to a member of such Stockholder's Group.

SECTION 4. Covenants of Stockholders.

     4.1  Prohibited Transfers.

          (a) Each Common Stockholder agrees that he, she or it shall not Transfer any Common Shares without the prior written consent of the holders of a majority of the outstanding Shares other than the Shares held by the Transferring Stockholder, except as provided for in Section 4.2.

          (b) Notwithstanding anything to the contrary contained herein, a Common Stockholder may Transfer all or any of his Common Shares: (i) to any member of his Family or to any trust for the exclusive benefit of the Common Stockholder or any member of the Family of the Common Stockholder; provided that any such transferee shall agree in writing with the Company, prior to and as a condition precedent to such Transfer, to be bound by all of the provisions of this Agreement and provided, further, that, in the case of a trust, the interests in any such trusts shall be non-transferable, except in compliance with this Agreement, (ii) in the case of Dr. William Haseltine, to a foundation qualified pursuant to Section 501(C)(3) of the Internal Revenue Code of 1986, as amended, which was organized by Dr. Haseltine or to which Dr. Haseltine is the sole donor, provided, that any such foundation shall agree in writing with the Company, prior to and as a condition precedent to such transfer, to be bound by all of the provisions of this Agreement and provided, further, that the interests in such foundation shall be non-transferable, and (iii) by will or the laws of descent and distribution, in which event each such transferee shall be bound by all of the provisions of this Agreement to the same extent as if such transferee were the deceased Stockholder.

          (c) If requested in writing by the managing underwriters, if any, of the initial Public Offering of the Company's Common Stock, each Stockholder agrees not to offer, sell, contract to sell or otherwise dispose of any Shares except as part of such Public Offering within 30 days before or 180 days after the effective date of the registration statement filed with respect to said Public Offering, and the Company hereby also so agrees; provided, however, that this restriction will not apply to transfers permitted under
Section 4.1(b).

     4.2  Right of First Refusal on Dispositions.

          (a) If a Common Stockholder (for purposes of this Section 4, the "Selling Stockholder") desires to sell all or any part of his shares pursuant to a bona fide, arm's length offer from a creditworthy third party (the "Proposed Transferee"), the Selling Stockholder shall submit a written offer (the "Offer") to sell such Shares (the "Offered Shares") to the Five Percent Preferred Stockholders and the Company, on terms and conditions, including price, not less favorable to the Five Percent Preferred Stockholders and the Company than those on which the Selling Stockholder proposes to sell the Offered Shares to the Proposed Transferee. The Offer shall disclose the identity of the Proposed Transferee, the number of Offered Shares proposed to be sold, the total number of Shares owned by the Selling Stockholder, the terms and conditions, including price, of the proposed sale, the address of the Selling Stockholder and any other material facts relating to the proposed sale.

          (b) If the Company desires to purchase all of the Offered Shares, the Company shall communicate in writing its acceptance of its election to purchase (an "Acceptance") to the Selling Stockholder and the Five Percent Preferred Stockholders, which Acceptance shall be delivered in person or mailed to the Selling Stockholder and the Five Percent Preferred Stockholders within 20 days of the date the Offer was made.

          (c) Subject to and in accordance with the priorities of rights established in subsection (d) below, if the Company does not accept the Offer in accordance with Section 4.2(b), each Five Percent Preferred Stockholder shall have the right to purchase that number of Offered Shares as shall be equal to the number of Offered Shares multiplied by a fraction, the numerator of which shall be the number of Shares then owned by such Preferred Stockholder and the denominator of which shall be the aggregate number of Shares then owned by all of the Five Percent Preferred Stockholders (the "Pro Rata Fraction"). For the purpose of calculating the Pro Rata Fraction, each Preferred Share shall be deemed to represent the number of Common Shares into which the Preferred Share is then convertible.

          (d) Five Percent Preferred Stockholders shall have a right of oversubscription such that if any Five Percent Preferred Stockholder fails to accept the Offer as to its or his full Pro Rata Fraction, the other Five Percent Preferred Stockholders shall, among them, have the right to purchase up to the balance of the Offered Shares not so purchased. Such right of oversubscription may be exercised by a Five Percent Preferred Stockholder by accepting the Offer as to more than its or his Pro Rata Fraction. If, as a result thereof, such oversubscriptions exceed the total number of Offered Shares available in respect of such oversubscription privilege, the oversubscribing Five Percent Preferred Stockholders shall be cut back with respect to their oversubscriptions so as to sell the Offered Shares as nearly as possible in accordance with their respective Pro Rata Fractions or as they may otherwise agree among themselves. In all instances, the Five Percent Preferred Stockholders shall have the right to purchase only such Offered Shares as are not purchased by the Company.

          (e) If a Five Percent Preferred Stockholder desires to purchase all or any part of the Offered Shares, such Five Percent Preferred Stockholder (a "Purchasing Stockholder") shall communicate in writing its or his Acceptance to the Selling Stockholder, which Acceptance shall state the number of Offered shares the Purchasing Stockholder desires to purchase and shall be delivered in person or mailed to the Selling Stockholder at the address set forth in the Offer, with a copy to the Company and the other Five Percent Preferred Stockholders, within 30 days of the date the Offer was made.

          (f) Sale of the Offered Shares pursuant to this Section 4.2 shall be made at the offices of the Company no later than the thirtieth day following the expiration of the 30-day period after the Offer is made (or if such thirtieth day is not a Business Day, then on the next succeeding Business Day). Such sales shall be effected by the Selling Stockholder's delivery to each Purchasing Stockholder or the Company, as the case may be, of a certificate or certificates evidencing the Offered Shares to be purchased by it or him, duly endorsed for transfer to the Purchasing Stockholder or the Company, as the case may be, which Offered Shares shall be delivered free and clear of all liens, charges, claims and encumbrances of any nature whatsoever, against payment to the Selling Stockholder of the purchase price therefor by the Company or such Purchasing Stockholder, as the case may be. Payment for the Offered Shares shall be made as provided in the Offer or by wire transfer or certified check.

          (g) If the Purchasing Stockholders and the Company do not agree to purchase all of the Offered Shares, then the Offered Shares may be sold by the Selling Stockholder at any time within 120 days after the date the Offer was made. Any such sale shall be to the Proposed Transferee, at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those specified in the Offer. Any Offered Shares not sold within such 120-day period shall continue to be subject to the requirements of a prior offer pursuant to this Section 4.2.

          (h) If any Selling Stockholder becomes obligated to sell any shares to any Purchasing Stockholder under this Agreement and fails to deliver such Shares in accordance with the terms of this Agreement (a "Defaulting Stockholder"), the Purchasing Stockholder may, at its or his option, in addition to all other remedies it or he may have, send to the Defaulting Stockholder the purchase price for such Shares as is herein specified. Thereupon, the Company, upon written notice to the Defaulting Stockholder, shall: (i) cancel on its books the certificate or certificates representing the Shares to be sold and
(ii) issue, in lieu thereof, in the name of the Purchasing Stockholder, a new certificate or certificates representing such Shares, and thereupon all of the Defaulting Stockholder's rights in and to such Shares shall terminate, except for the right to receive payment of the purchase price therefor.

          (i) Notwithstanding anything herein to the contrary, the Selling Stockholder shall not be obligated to sell any Shares to the Company or the Five Percent Preferred Stockholders, and will be free to sell all of the Shares to the Proposed Transferee, if the Company and the Five Percent Preferred Stockholders do not elect to buy all of the Shares specified in the Offer.

     4.3  Right of Participation in Sales of Common Shares and Preferred Shares.

          (a) If a Selling Stockholder wishes to sell Common Shares to any Person (including any sale to a Proposed Transferee or to the Company or a Purchasing Stockholder pursuant to Section 4.2 but excluding Transfers pursuant to Section 4.1(b)), then the Selling Stockholder shall, as a condition precedent to such sale, permit each of the Five Percent Preferred Stockholders to sell either to the Proposed Transferee or to other financially responsible purchasers identified by the Selling Stockholder and reasonably acceptable to the Five Percent Preferred Stockholders electing to be brought along pursuant to this
Section 4.3 (a), at the same price, on the same date and otherwise on the same terms and conditions as those actually applicable to the Selling Stockholder in such sale, a number of Common Shares (or Preferred Shares convertible into a number of Common Shares) that bears the same proportion to the number of Common Shares proposed to be sold by the Selling Stockholder (or Preferred Shares convertible into a number of Common Shares) as the number of Common Shares held by each Five Percent Preferred Stockholder (or Preferred Shares convertible into a number of Common Shares) bears to the number of Common Shares then held (or Preferred Shares convertible into a number of Common Shares) by all Five Percent Preferred Stockholders immediately prior to such sale (excluding Transfers pursuant to Section 4.1(b)).

          (b) In the event any Five Percent Preferred Stockholder exercises his rights to participate in a sale pursuant to Section 4.3, and the total number of Shares to be sold by the Selling Stockholder who initiated the sale of shares of Common Stock and those Five Percent Preferred Stockholders electing to participate in such sale exceeds the number of shares of Common Stock the prospective purchaser or purchasers thereof desire to acquire, the number of shares of Common Stock that the Selling Stockholder and each such Five Percent Preferred Stockholder shall be permitted to sell to such prospective purchaser or purchasers shall be reduced, on a pro rata basis, based on the number of shares of Common Stock each is permitted to offer to such purchaser or purchasers pursuant to section 4.3(a).

          (c) The obligations of Selling Stockholders to afford the Five Percent Preferred Stockholders the rights referred to in this Section 4.3 will be discharged if the Five Percent Preferred Stockholders are given written notice simultaneously with the giving of the Offer required by Section 4.2(a), and if such notice provides that each Five Percent Preferred Stockholder may elect to avail himself of the rights set forth either in Section 4.2 or in
Section 4.3 by a written reply addressed to the Selling Stockholder and the Company.

          (d) Anything in this Agreement to the contrary notwithstanding, the rights and obligations of Five Percent Preferred Stockholders under Section 4.3 shall not be assignable.

          (e) Each Five Percent Preferred Stockholder wishing to participate in any sale under Section 4.3 shall: (i) notify the Selling Stockholder and the Company in writing of such intention within 20 days after the date the Offer was made and (ii) not have the right to purchase Common Shares from the Selling Stockholder pursuant to such Offer.

     4.4  Election of Directors.

          (a) Each of the Stockholders agrees to take such action, including the voting of the Shares owned or controlled by such Stockholder: (x) at any annual or special meeting of Stockholders of the Company called for the purpose of voting on the election or removal of

Directors; or (y) by consensual action of Stockholders with respect to the election or removal of Directors, as may be necessary to cause the following:

               (i) the Company shall be managed by a Board of Directors consisting of no fewer than nine and no more than eleven members.

               (ii) (A) two directors shall be persons selected by the holders of a majority of the Common Stock held by Common Stockholders by vote or written consent (the "Common Directors"). (B) The number of directors to be chosen by a vote of a majority of the Preferred Stock held by the Investors (the "Preferred Directors") shall be: (1) three for so long as the Investors, in the aggregate, own no fewer than 750,000 Shares (on an as-converted to Common Stock basis); (2) two for so long as the Investors, in the aggregate, own between 500,000 and 749,999 Shares (on an as-converted to Common Stock basis); (3) one for so long as the Investors, in the aggregate, own between 250,000 and 499,999 Shares (on an as-converted to Common Stock basis); and (4) none if the Investors, in the aggregate, own fewer than 250,000 Shares (on an as-converted to Common Stock basis). (C) One director shall be a person selected by Shaw for so long as Shaw owns at least 50,000 Shares (on an as-converted to Common Stock basis). (D) In addition to the directors chosen by Investors pursuant to Section B hereof, one director shall be a person selected by Kummell for so long as Kummell owns at least 300,000 Shares (on an as-converted to Common Stock basis), such director to be reasonably acceptable to the Company. The foregoing numbers of Shares shall be subject to adjustment for stock splits, adjustments, recapitalizations and the like.

               (iii) the removal, with or without cause, of any Preferred Directors designated for removal by a vote of the majority of the Investors, if the Investors shall be Stockholders, or by a majority of the Preferred Stockholders if the Investors are not Stockholders, and the removal, with or without cause of any Common Director designated for removal by a majority of the Common Stockholders.

               (iv) the removal, with or without cause, of the director designated by Shaw if such director is designated for removal by a vote of the majority of Shares held by Shaw, if Shaw shall be a Stockholder, or by a majority of the Preferred Stockholders if Shaw is not a Stockholder.

               (v) the removal, with or without cause, of the director designated by Kummell if such director is designated for removal by a vote of the majority of Shares held by Kummell.

          (b) If at any time a vacancy is created on the Board of Directors by reason of the death, removal or resignation of any director, such vacancy shall be filled pursuant to Article IV, Section 18 of the By-laws of the Company.

          (c) The Company agrees to take all action necessary to ensure that, except as otherwise unanimously approved by the Company's Board of Directors,
(i) the directors of the Company's subsidiaries are identical to the directors of the Company and (ii) the by-laws of all of the Company's subsidiaries are substantially identical to the Company's By-laws.

          (d) No Stockholder shall grant any proxy or enter into or agree to be bound by any voting agreement or voting trust with respect to voting any Shares, except as provided herein. No Stockholder shall enter into any stockholder agreement or arrangement of any kind with any Person with respect to any Shares inconsistent with the provisions of this Agreement (whether or not such agreements and arrangements are with other Stockholders or holders of Capital Stock that are not bound by this agreement), including, but not limited to, agreements or arrangements with respect to the acquisition, disposition or voting of Shares, or act, for any reason, as a member of a Group or in concert with any other Persons in connection with the acquisition, disposition or voting of Shares in any manner which is inconsistent with the provisions of this Agreement.

          (e) Should the provisions of this Section 4.4 be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and, to the extent permitted by law, are irrevocable for the term of this Agreement.

SECTION 5. Drag Along.

     Anything in this Agreement to the contrary notwithstanding, in the event that the Board of Directors by unanimous vote or unanimous written consent approves a transaction pursuant to which any Person or Persons will acquire all of the Shares of the Company, each of the Stockholders agrees to vote in favor of the transaction and to offer to sell all of his or its Shares, and to sell all of his or its shares, to such Person or Persons, upon the terms and conditions for the transaction approved by the Board of Directors.

SECTION 6. Option Shares.

     The Company may adopt a Stock Plan or Stock Plans providing for Option Shares, or amend any such plan, on terms which are satisfactory to all of the Preferred Directors.

SECTION 7. Rights to Purchase Additional Stock.

          (a) Each of the Founders and each Five Percent Preferred Stockholder shall have the right to subscribe to any and all issuances of Capital Stock of the Company, other than issuances of Excluded Stock, in an amount equal to his or its Proportional Share of the issuances to the extent set forth in this
Section 7. For purposes of determining the "Proportional Share" of the securities to be issued to which each Founder and each Five Percent Preferred Stockholder, as the case may be, is entitled to subscribe, the number of shares of Common Stock or Common Stock then issuable upon conversion of Preferred Shares (without giving effect to the proposed issuance of securities) held by the subscribing Founder or the subscribing Five Percent Preferred Stockholder shall be divided by the total number of shares of Common Stock outstanding prior to the offering on a fully diluted basis (i.e., assuming that all the outstanding Preferred Stock and any other outstanding security of the Company convertible into or exercisable or exchangeable for shares of Common Stock without the payment of consideration shall have been converted into or exercised or exchanged for shares of Common Stock).

          (b) In the event the Company shall propose to issue Capital Stock, except for Excluded Stock, the Company shall give written notice (the "Notice") to each Founder and each Five Percent Preferred Stockholder, which shall set forth the number and kind or class of shares of Capital Stock proposed to be issued (the "Offered Securities") the terms and conditions thereof and the price therefor. Such notice shall be given at least 20 days prior to the issuance of such Capital Stock. The Offer by its term shall remain open and irrevocable for a period of 20 days from the date of its delivery to such Founder or Five Percent Preferred Stockholder (the "20-Day Period").

          (c) The Founder or Five Percent Preferred Stockholder shall evidence its acceptance of the Notice by delivering a written notice ("Notice of Acceptance"), signed by the Founder or Five Percent Preferred Stockholder, setting forth the number of Offered Securities which the Founder or Five Percent Preferred Stockholder elects to purchase. The Notice of Acceptance must be delivered to the Company prior to the end of the 20-Day Period.

          (d) The Company shall have 90 days from the expiration of the 20-Day Period to sell all or any part of the Offered Securities refused by the Founders or the Five Percent Preferred Stockholders to any person(s), but only upon terms and conditions which are in all material respects no more favorable to such other person(s) than those set forth in the Notice.

          (e) Upon the closing of the sale of Offered Securities to any third party, each Founder or Five Percent Preferred Stockholder shall purchase from the Company, and the Company shall issue and sell to such Founder or Five Percent Preferred Stockholder, any Offered Securities for which such Founder or Five Percent Preferred Stockholder tendered a Notice of Acceptance upon the terms specified in the Notice.

          (f) In each case, any Offered Securities not purchased either by the Founders or the Five Percent Preferred Stockholders or by any other person in accordance with this Section 7 may not be sold or otherwise disposed of until they are again offered to the Founders and the Five Percent Preferred Stockholders under the procedures specified in this Section 7.

          (g) If the Capital Stock to be issued by the Company is to be issued pursuant to a Public Offering, the Company may require that the Founders and the Five Percent Preferred Stockholders make an election to either: (i) commit to purchase shares of Capital Stock from the Company at the public offering price at the closing of the Public Offering or (ii) waive their rights to subscribe for additional shares of Common Stock to be issued in the Public Offering. Such election shall be effective if made by a majority of Five Percent Preferred Stockholders and shall be made sufficiently in advance of the filing of the registration statement relating to the Public Offering as shall be reasonably requested by the Company.

          (h) The rights provided by this Section 7 may be assigned by any Five Percent Preferred Stockholder which is a limited partnership or a trust to any and all members of its Group, provided that all rights of any assignee to purchase Offered Securities will be subject to receipt of appropriate representations from such assignee as requested by the Company to ensure compliance with all applicable securities laws.

          (i) In order to complete the offering and sale of the Series E Preferred Stock in a timely manner, the Founders and Five Percent Preferred Stockholders hereby waive compliance by the Company with the notice requirements as set forth in this Section 7 with respect to the sale and issuance of Series E Preferred Stock pursuant to the Stock Purchase Agreement.

SECTION 8. Reporting of Public Information Under Rule 144.

          (a) With a view to making available the benefits of Rule 144 under the Securities Act (or any similar or successor rule which may at any time permit the sale of Common Shares to the public without registration), at all times after 90 days after any registration statement covering an offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

               (i) make and keep public information available, as those terms are defined in Rule 144 under the Securities Act;

               (ii) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

               (iii) furnish to each Preferred Stockholder promptly upon request a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of Rule 144 (or any similar or successor rule).

          (b) With a view to making available the benefits of Rule 144A (or any similar or successor rule), the Company shall, upon request of a Stockholder, make and keep available such information as is required pursuant to that rule.

SECTION 9. Registration Rights.

     9.1 Demand Registration Rights. Upon written request by holders of Registrable Securities representing in the aggregate at least 25 percent of the total number of Registrable Securities that have not been registered under the Securities Act, the Company shall use its best efforts to effect the registration under the Securities Act and registration or qualification under all applicable state securities laws of the Registrable Securities, as requested by the holders of Registrable Securities, all as provided in the following provisions of this Section 9. Holders of Registrable Securities may require the Company to effect no more than two registrations under the Securities Act, in the aggregate, upon the request of the holders of Registrable Securities pursuant to this Section 9.1. Except as set forth in Section 9.6 below, any registration which is not declared effective pursuant to the Securities Act or which does not remain effective as required by Section 9.5(a) below shall not constitute one of the two registrations which the Company is obligated to effect pursuant to this Section 9.1. The Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 9.1, (a) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act, (b) prior to the earlier of: (i) January 31, 2002 or (ii) twelve months after the effective date of the registration statement pertaining to the first Public Offering of securities of the Company for its own account (the "Initial Public Offering") (other than a registration relating solely to a Rule 145 transaction or a registration relating solely to employee benefit plans), (c) during the 180 day period commencing with the effective date of a Public Offering, (d) if at the time of the request to register Registrable Securities the Company gives notice within 30 days of such request that it is engaged or has fixed plans to engage within 30 days of the time of the request in a Public Offering as to which the Holders may include Registrable Securities pursuant to Section 9.3 hereof, (e) where aggregate gross proceeds would be less than $10,000,000, or (f) for so long as the Company has not previously registered its shares of Common Stock pursuant to Section 13 or Section 15(d) of the Exchange Act, if the Company shall furnish to the initiating holders a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would not be in the best interests of the Company and its stockholders for such registration statement to be filed and it is therefore appropriate to defer the filing of such registration statement, in which case the Company may direct that such request for registration be delayed for a period not in excess of 120 days, such right to delay a request to be exercised by the Company not more than once in any 12-month period.

     9.2 Registration Requested by Holders. Whenever the Company shall be requested, pursuant to Section 9.1 hereof, to effect the registration of any of the Registrable Securities under the Securities Act (a "Request for Registration"), the Company shall give notice of such proposed registration to all holders of Registrable Securities at least 20 days before the Company files a registration statement and thereupon shall, as expeditiously as possible after such 20-day notice period, use its best efforts to effect the registration under the Securities Act and under all applicable state securities laws of:

          (a) all Registrable Securities which the Company has been requested to register pursuant to the Request for Registration; and

          (b) all other Registrable Securities which holders of Registrable Securities have, within 20 days after the Company has given such notice, requested the Company to register, all to the extent requisite to permit the sale or other disposition by the holders of the Registrable Securities so to be registered. If the holders of Registrable Securities who requested the registration of Registrable Securities engage one or more underwriters to distribute such Registrable Securities, the Company shall permit the managing underwriter(s) and counsel to the underwriter(s) at the Company's expense to visit and inspect any of the properties of the Company, examine its books, take copies and extracts therefrom and discuss the affairs, finances and accounts of the Company with its officers, employees and public accountants (and by this provision the Company hereby authorizes said accountants to discuss with such underwriter(s) and such counsel its affairs, finances and accounts), at reasonable times and upon reasonable notice, with or without a representative of the Company being present. The Company shall have the right to include in any registration of Registrable Securities required pursuant to this Section 9.2 additional shares of its Common Stock ("Third Party Registrable Securities"), provided that if any Registrable Securities to be so registered for sale are to be distributed by or through underwriters, then all Registrable Securities to be so registered for sale, and Third Party Registrable Securities, if any, shall be included in such underwriting on the same terms and provided, further that if, in the written opinion of the managing underwriter(s), the total amount of such securities to be registered will exceed the maximum amount of the Company's securities which can be marketed (i) at a price reasonably related to their then current market value, or (ii) without otherwise materially and adversely affecting the entire offering, then the Company shall exclude from such underwriting: (x) first, the maximum number of Third Party Registrable Securities as is necessary in the opinion of the managing underwriter(s) to reduce the size of the offering; and (y) then, the minimum number of Registrable Securities, pro rata to the extent practicable, on the basis of the number of Registrable Securities requested to be registered, among the participating holders of Registrable Securities, as is necessary to reduce the size of the offering.

     9.3  "Piggyback" Registrations.

          (a) If the Company at any time proposes other than in accordance with a Request for Registration to register any of its securities under the Securities Act on Form S-1, S-2 or S-3 or on any other form upon which the Registrable Securities may be registered for sale to the general public, whether for its own account or for the account of others, the Company will at each such time give notice to all holders of Registrable Securities of such proposal at least 20 days before the Company files a registration statement. Upon the request of any holder of Registrable Securities given within 20 days after the Company has given such notice, the Company will cause the Registrable Securities which the Company has been requested to register by such holder of Registrable Securities to be registered under the Securities Act, all to the extent requisite to permit the sale or other disposition by such holder of the Registrable Securities so registered.

          (b) If securities are to be registered for sale under a registration not initiated by a Request for Registration and are to be distributed for the account of the Company by or through a firm of underwriters then any Registrable Securities which the Company has been requested to register pursuant to clause
(a) of this section 9.3 shall also be included in such underwriting on the same terms as other securities of the same class as the Registrable Securities included in such underwriting, provided that if, in the written opinion of the managing underwriter(s), the total amount of such securities to be so registered, when added to the Registrable Securities and the securities held by holders of securities other than the Registrable Securities, if any, will exceed the maximum amount of the Company's securities which can be marketed at a price reasonably related to their then current market value or without otherwise materially and adversely affecting the entire offering, then (subject to clause
(e) of this Section 9.3) the Company shall exclude from such underwriting: (i) first, the maximum number of securities, if any, other than Registrable Securities, being sold for the account of persons other than the Company as is necessary to reduce the size of the offering; and (ii) then, the minimum number of Registrable Securities, pro rata to the extent practicable; on the basis of the number of Registrable Securities requested to be registered among the participating holders of Registrable Securities, as is necessary in the opinion of the managing underwriter(s) to reduce the size of the offering.

          (c) If securities are to be registered for sale under a registration not initiated by a Request for Registration and are to be distributed for the account of holders of Third Party Registrable Securities or holders (other than the Company) of other securities of the Company other than Registrable Securities by or through a firm of underwriters of recognized standing under underwriting terms appropriate for such transaction, then any Registrable Securities which the Company has been requested to register pursuant to clause
(a) of this Section 9.3 shall also be included in such underwriting on the same terms as other securities included in such underwriting, provided that if, in the written opinion of the managing underwriter or underwriters, the total amount of such securities to be so registered, when added to such Registrable Securities, will exceed the maximum amount of the Company's securities which can be marketed at a price reasonably related to their then current market value or without otherwise materially and adversely affecting the entire offering, then the Company shall exclude from such underwriting the number of Registrable Securities and other securities, pro rata to the extent practicable, on the basis of the number of securities requested to be registered, as is necessary to in the opinion of the managing underwriter(s) to reduce the size of the offering.

          (d) The Company may exclude all Registrable Securities from registration in connection with the Company's Initial Public Offering in its sole discretion, whether or not such exclusion is required in the opinion of the managing underwriter(s).

     9.4 Registration on S-3. In case the Company shall receive from any holder or holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such holder or holders, the Company will:

          (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other holders of Registrable Securities; and

          (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such holder's or holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other holder or holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 9.4:

               (i) if Form S-3 (or any successor or similar form) is not available for such offering by the holders; or

               (ii) if the holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than one million dollars ($1,000,000); or

               (iii) if within thirty (30) days of receipt of a written request to register Registrable Securities pursuant to this Section 9.4, the Company gives notice to the holders of the Company's intention to make a public offering within ninety (90) days;

               (iv) if the Company shall furnish to the holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the holder or holders under this Section 9.4; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period;

               (v) during the period starting with the date thirty (30) days prior to the Company's estimated date of filing of, and ending on the date four
(4) months immediately following, the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to any employee benefit plan);

               (vi) if the Company has already effected two (2) registrations on Form S-3 for the holders pursuant to this Section 9.4; or

               (vii) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the holders. Registrations effected pursuant to this Section 9.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 9.1 or 9.3, respectively.

     9.5 Company's Obligations in Registration. Whenever the Company is obligated to effect the registration of any Registrable Securities under the Securities Act, as expeditiously as possible the Company will use its best efforts to:

          (a) prepare and file with the Commission, a registration statement with respect to such Registrable Securities and cause such registration statement to become and remain effective, provided, that the Company shall not be required to keep such registration statement effective, or to prepare and file any amendments or supplements thereto, later than 150 days following the date on which such registration statement becomes effective under the Securities Act;

          (b) subject to Section 9.5(a) hereof, prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement whenever the holders of Registrable Securities covered by such registration statement shall desire to dispose of the same;

          (c) furnish to the holders of Registrable Securities for whom such Registrable Securities are registered or are to be registered such numbers of copies of a printed prospectus, including a preliminary prospectus and any amendments or supplements thereto, in conformity with the requirements of the Securities Act, and such other documents as such holders of

Registrable Securities may reasonably request in order to facilitate the disposition of such Registrable Securities;

          (d) notify each holder of Registrable Securities, at any time when a prospectus relating to the Registrable Securities covered by such registration statement is required to be delivered under the Securities Act, of the Company's becoming aware that the prospectus in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and at the request of any holder of Registrable Securities, prepare and furnish to such holder any reasonable number of copies of any supplement to or amendment of such prospectus necessary so that, as thereafter delivered to any purchaser of the Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

          (e) register or qualify the Registrable Securities covered by such registration statement under such securities or blue sky laws of such jurisdictions as the holders of Registrable Securities for whom such Registrable Securities are registered or are to be registered shall reasonably request, and do any and all other reasonable acts and things which may be necessary or advisable to enable such holders of Registrable Securities to consummate the disposition in such jurisdictions of such Registrable Securities;

          (f) in the case of a Public Offering, use its reasonable best efforts to furnish to the holders of Registrable Securities for whom such Registrable Securities are registered or are to be registered an agreement satisfactory in form and substance to them by the Company and each of its officers, directors and holders of five percent or more of any class of capital stock, that during the 30 days before and the 180 days after the effective date of any Public Offering, the Company and such officers, directors and five percent security holders shall not offer, sell, contract to sell or otherwise dispose of any shares of capital stock or securities convertible into capital stock, except as part of such Public Offering and except that gifts may be made to relatives or their legal representatives upon the condition that the donees agree in writing to be bound by the restrictions contained in this clause (f) of Section 9.5;

          (g) in the case of a Public Offering, furnish to the holders of Registrable Securities for whom such Registrable Securities are registered or are to be registered at the closing of the sale of such Registrable Securities by such holders of Registrable Securities a signed copy of: (i) an opinion or opinions of counsel for the Company acceptable to such holders of Registrable Securities in form and substance as is customarily given to underwriters in public offerings, and (ii) a "cold comfort" letter from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accounts to underwriters in an underwritten public offering, to the extent that such "cold comfort" letters are then available to selling stockholders;

         (h) otherwise use its efforts to comply with all applicable rules and regulations of the Commission, and, if required, make available to its security holders, as soon as reasonably practicable, an earning statement covering the period of at least 12 months, but not more than eighteen months, beginning with the first day of the Company's first calendar quarter after the effective date of the registration statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

               (i) use its best efforts to cause all Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which similar equity securities issued by the Company are then listed, if the listing of such Registrable Securities is then permitted under the rules of such exchange or, if similar equity securities are not listed, to include the Registrable Securities on the National Association of Securities Dealers Automated Quotation System;

               (j) in connection with any Public Offering, enter into an underwriting agreement with the underwriter(s) of such offering in the form customary for such underwriter(s) for similar offerings, including such representations and warranties by the Company, provisions regarding the delivery of opinions of counsel for the Company and accountants' letters, provisions regarding indemnification and contribution, and such other terms and conditions as are at the time customarily contained in such underwriter's underwriting agreements for similar offerings (and, at the request of any holder of Registrable Securities that are to be distributed by such underwriter(s), any or all (as requested by such holder) of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriter(s) shall also be made to and for the benefit of such holder); and

               (k) permit any holder of Registrable Securities who, in the sole judgment, exercised in good faith, of such holder, might be deemed to be a controlling person of the Company, to participate in the preparation of such registration statement and to require the insertion therein of material, furnished to the Company in writing, that in the judgment of such holder, as aforesaid, should be included.

     9.6 Payment of Registration Expenses. The costs and expenses of all registrations and qualifications under the Securities Act and of all other actions which the Company is required to take or effect pursuant to this Section 9, shall be paid by the Company or holders of Third Party Registrable Securities or other securities of the Company other than Registrable Securities, if any (including, without limitation, all registration and filing fees, printing expenses, auditing costs and expenses, and the reasonable fees and disbursements of counsel for the Company and one special counsel for the holders of Registrable Securities) and the holders of Registrable Securities shall pay only the underwriting discounts and commissions and transfer taxes, if any, relating to the Registrable Securities sold by them. The Company shall not be required to pay for any expenses of any registration begun pursuant to Section 9.1 if the registration request is subsequently withdrawn at the request of the holders of a majority of the Registrable Securities to be registered (in which case all participating holders shall bear such expenses), unless the holders of a majority of the Preferred Shares agree to forfeit their right to one demand registration pursuant to Section 9.1.

     9.7 Information from Holders of Registrable Securities. Notices and requests delivered by holders of Registrable Securities to the Company pursuant to this Section 9 shall contain such information regarding the Registrable Securities to be so registered and the intended method of disposition thereof as shall reasonably be required in connection with the action to be taken. Each holder of Registrable Securities hereby agrees to provide the Company, or its agents or designees, with all information reasonably required in connection with the registration under the Securities Act or any applicable state securities law of any Registrable Securities.

     9.8  Indemnification.

          (a) In the event of any registration under the Securities Act of any Registrable Securities pursuant to this Section 9, the Company shall indemnify and hold harmless each holder of Registrable Securities disposing of such Registrable Securities and each other person, if any, which controls (within the meaning of the Securities Act) such holder of Registrable Securities and each other person (including underwriters) who participates in the offering of such Registrable Securities, against any losses, claims, damages or liabilities, joint or several, to which such holder of Registrable Securities or controlling person or participating person may become subject under the Securities Act or otherwise, to the extent that such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Registrable Securities were registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein (in the case of a prospectus, in the light of the circumstances under which they were made) or necessary to make the statements therein not misleading, and will reimburse such holder of Registrable Securities and each such controlling person or participating person for any legal or any other expenses reasonably incurred by such holder of Registrable Securities or such controlling person or participating person in connection with investigating or defending any such loss, claim, damage, liability or proceeding; provided, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary or final prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such holder of Registrable Securities or such controlling or participating person, as the case may be, specifically for use in the preparation thereof. Each holder of Registrable Securities will, if Registrable Securities held by such holder are included in a registration under the Securities Act pursuant to this Section 9, severally but not jointly, indemnify and hold harmless the Company and each person which controls (within the meaning of the Securities Act) the Company and each other person (including underwriters) who participates in the offering of such Registrable Securities and each person which controls such person, against all losses, claims, damages and liabilities to which the Company or such controlling person or participating person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Registrable Securities were registered under the Securities Act, or in any preliminary prospectus or final prospectus contained therein, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, to the extent that any such loss, claim, damage or liability arises out of or is based upon any such statement or omission made in such registration statement, preliminary or final prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such holder of Registrable Securities and stated to be specifically for use in connection with such registration. Each indemnified party shall cooperate with each indemnifying party in defending any loss, claim, damage, liability or proceeding.

          (b) Indemnification similar to that specified in the preceding clause of this Section 9.8 (with appropriate modifications) shall be given by the Company and each holder of Registrable Securities with respect to any registration or other qualification of securities under any state securities laws.

          (c)  If the indemnification provided for in clause (a) and (b) of this
Section 9.8 is unavailable or insufficient to hold harmless an indemnified party, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party referred to in clause (a) and (b) of this
Section 9.8 in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with statements or omissions which resulted in losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statements or omissions. The parties agree that it would not be just and equitable if contributions pursuant to this clause were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this clause. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this clause shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any loss, claim, damage, liability or proceeding which is the subject of this clause. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (d) Each indemnified party shall notify the indemnifying party in writing within 10 days after its receipt of notice of the commencement of any action against it in respect of which indemnity may be sought from the indemnifying party pursuant to this Section 9.8. In case any such action shall be brought against an indemnified party and it shall notify the indemnifying party, the indemnifying party will be entitled to participate in the defense with counsel reasonably satisfactory to such indemnified party. Each indemnified party shall cooperate with each indemnifying party in defending any loss, claim, damage, liability or proceeding.

          (e) Notwithstanding clauses (a) through (c) of this Section 9.8, the aggregate amount which may be recovered by the Company, controlling persons of the Company or underwriters from each holder of Registrable Securities pursuant to the indemnification and contribution provided for in this Section 9.8 shall be limited to the total net proceeds for which the Registrable Securities were sold by such holder of Registrable Securities.

          (f) Notwithstanding any of the foregoing, if, in connection with a Public Offering of Registrable Securities, the Company, the selling stockholders and the underwriter(s) enter into an underwriting agreement relating to such Public Offering which contains provisions covering indemnification and contribution among the parties, the indemnification and contribution provisions of this Section 9.8 shall be deemed inoperative for purposes of such offering.

          (g)  The obligations of the Company and Stockholders under this
Section 9.8 shall survive completion of any offering of Registrable Securities in a registration statement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release of all liability in respect to such claim or litigation.

     9.9 Deliveries to Holders of Registrable Securities. The Company will use its best efforts to promptly send by first-class mail, postage prepaid, to each holder of Registrable Securities, at such holder's address appearing on the Company's records, a copy of: (i) each registration statement filed by the Company under the Securities Act and each amendment thereof and each exhibit and schedule thereto and (ii) each order of the Securities and Exchange Commission declaring any such registration statement to be effective.

SECTION 10.  Duration of Agreement.

     The rights and obligations of each Stockholder, except the rights and obligations contained in Sections 3, 4.1(c), 8 and 9 hereof, and the covenants hereunder to that Stockholder shall terminate as to each Stockholder upon the closing of a Qualified Public Offering by the Company. The obligations contained in Sections 3, 4.1(c), 8 and 9 shall survive indefinitely until, by their respective terms, they are no longer applicable.

SECTION 11.  Remedies.

     In case any one or more of the covenants and/or agreements set forth in this Agreement shall have been breached by any party hereto, the party or parties entitled to the benefit of such covenants or agreements may proceed to protect and enforce their rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach; and/or an action for specific performance of any such covenant or agreement contained in this Agreement and/or a temporary or permanent injunction, in any case without showing any actual damage. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or law. No single or partial assertion or exercise of any right, power or remedy of a party, hereunder shall preclude any other or further assertion or exercise thereof. Any purported Transfer in violation of the provisions of this Agreement shall be void.

SECTION 12.  Successors and Assigns.

     Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of the Company, each of the Stockholders and the respective successors or heirs and personal representatives and permitted assigns of the Company and each of the Stockholders. Each Stockholder agrees further that, except in connection with Transfers by Stockholders pursuant to Section 4.2, such stockholder shall not sell any Shares to any Person not a party to this Agreement unless such Person becomes a party to this Agreement contemporaneously with such sale by executing and delivering to the Company an agreement to be bound hereby, whereupon such Person shall be deemed a Stockholder and shall have the same rights and obligations as other Stockholders.

SECTION 13.  Additional Stockholders.

     The parties hereto acknowledge and agree that the Company may issue and sell shares of Common Stock to Persons not presently a party to this Agreement, provided, however, that: (i) all such sales are not made in violation of this Agreement; and (ii) no shares of Common Stock shall be issued and sold to a Person not presently a party to this Agreement unless and until such Person becomes a party to this Agreement contemporaneously with such issuance and sale by executing and delivering to the Company an agreement to be bound hereby, whereupon such Person shall be deemed a Stockholder and shall have the same rights and obligations as other Stockholders or agrees to be bound by and to comply with provisions substantially identical to the provisions of Sections 3, 4.1, 4.2 and 5 hereof; provided, however, that the provisions of this section 13 shall not apply to Common Stock that is Excluded Stock.

SECTION 14.  Entire Agreement.

     This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior Stockholders' agreements and other prior and contemporaneous arrangements or understandings with respect thereto. To the extent the provisions of this Agreement conflict with the provisions contained in the Restricted Stock Agreements and the Restricted Stock Option Agreements, provisions of this Agreement supersede such provisions of the Restricted Stock Agreements and the Restricted Stock Option Agreements.

SECTION 15.  Notices.

     All notices, consents, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given: (a) when delivered by hand, (b) one business day after the business day of transmission if sent by telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or (c) one business day after the business day of deposit with the carrier, if sent Express Mail, Federal Express or other express delivery service (receipt requested), in each case to the appropriate address telex numbers and telecopier numbers set forth below or in Exhibit A hereto (or to such other addresses or telecopier numbers as a party may designate by notice to the other parties):

If to the Company:    Dendreon Corporation
                      3005 First Avenue
                      Seattle, Washington  98121
                      Facsimile No.: (206) 256-0571
                      Attention: Chief Executive Officer
with a copy to:    Cooley Godward LLP
                   3000 El Camino Real
                   Five Palo Alto Square
                   Palo Alto, CA 94306
                   Facsimile No: (650) 849-7400
                   Attention: Julie M. Robinson, Esq.

SECTION 16.  Changes.

     The terms and provisions of this Agreement may not be modified or amended, or any of the provisions hereof waived, temporarily or permanently, except pursuant to the written consent of: (i) the Company; (ii) the holders of a majority of the voting power of the Shares; (iii) the holders of a majority of the voting power of the Preferred Shares; (iv) the holders of a majority of the voting power of the Founders Shares; and (v) with respect to Sections 4.4(a)(ii)(D) and 4.4(a)(v), of Kummell. Notwithstanding the foregoing, this Agreement may be amended solely with the written consent of the Company to include as additional parties hereto any purchasers of the Company's Series E Preferred Stock in any subsequent Closing.

SECTION 17.  Counterparts.

     This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

SECTION 18.  Headings.

     The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

SECTION 19.  Nouns and Pronouns.

     Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

SECTION 20.  Severability.

     Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability. Such prohibition or unenforceability in any one jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 21.  Governing Law; Jurisdiction.

     This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

SECTION 22.  Delays or Omissions.

     It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Stockholder upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Stockholder's part of any breach, default or noncompliance under this Agreement or any waiver on such Stockholder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Stockholders, shall be cumulative and not alternative.

     In Witness Whereof, the parties have executed this Agreement on the date first above written, in the case of corporations, by their respective officers thereunto duly authorized.

                                       Dendreon Corporation



                                       By: /s/ Martin A. Simonetti
                                           -------------------------
                                           Martin A. Simonetti
                                           Chief Financial Officer


                                       STOCKHOLDERS:

                                       /s/ * set forth below is a schedule of
                                       persons and entities who have signed and
                                       are parties to this agreement

                                       *
                                       HealthCare Ventures III, L.P.

                                       HealthCare Ventures IV, L.P.

                                       Dr. Sam Strober

                                       Dr. Edgar Engleman

                                       Dr. William Haseltine

                                       Erik N. Engleman

                                       Jason Engleman

                                       Edgar G. Engleman and Judith L. Engleman, as Trustees for the Engleman Family Trust

                                       Jason M. Strober

                                       Elizabeth E. Strober

                                       Everest Trust

                                       Hudson Trust

                                       Shaw Venture Partners III, L.P.

                                       Vulcan Ventures Incorporated

                                       Sanderling Venture Partners III, L.P.



             [FOURTH AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT]

                                       Sanderling III Limited Partnership

                                       Singapore Bio-Innovations Pte Ltd.

                                       Refco Group, Ltd.

                                       Sanderling III Biomedical, L.P.

                                       Sanderling Ventures Management

                                       Sanderling Venture Partners IV Co-
                                       Investment Fund, L.P.

                                       Soloman and Matilda Amon

                                       Amon Investments, L.P.

                                       HCA Enterprise Worldwide, LLC

                                       Colin H. Owen

                                       William F. Hamilton

                                       Sears Living Trust DTD 3/11/91

                                       GC&H Investments

                                       Peter S. Garcia

                                       Prithipal Singh

                                       Bobby H. Singh

                                       Clyde W. Shores

                                       Jane R. Shores

                                       Universite Libre De Bruxelles

                                       Jacques Urbain

                                       Kristianan Thielemans

                                       Shipley Raidy Capital Partners, L.P.

                                       Sanderling IV Biomedical
                                       Co-investment Fund, L.P.


             [FOURTH AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT]

                                       Health Care Ventures V, L.P.

                                       Richard J. Bastiani UTA
                                       Charles Schwab & Co. Inc.
                                       IRA contributory DTD 01/08/86

                                       Martin A. and Mary Ann Simonetti

                                       Kummell Investments Limited

                                       Kirin Brewery Company, Limited

                                       Jerry Weisbach

                                       Alexandria Real Estate Equities, L.P.

                                       New York Life Insurance Co.


             [FOURTH AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT]

                              EXHIBIT A
         List of Stockholders (Parties to the Stockholders' Agreement)


Investors

HealthCare Ventures III, L.P. ("HCV III")
c/o HealthCare Investment Corporation
44 Nassau Street
Princeton, New Jersey  08542-4506
Telecopier No.: (609) 430-9525
Attention: William Crouse

HealthCare Ventures IV, L.P. ("HCV IV")
c/o HealthCare Investment Corporation
44 Nassau Street
Princeton, New Jersey  08542-4506
Telecopier No.: (609) 430-9525
Attention: William Crouse

(copies of notices to HCV III or HCV IV should be sent to:

Bachner, Tally, Polevoy & Misher
380 Madison Avenue
New York, New York 10017
Telecopier No.: (212) 682-5729
Attention: Steven A. Fishman, Esq.)

Everest Trust:
c/o Rho Management Company, Inc.
767 Fifth Avenue -- 43rd Floor
New York, New York 10153
Telecopier No.: (212) 751-3613
Attention: Joshua Ruch

Hudson Trust:
c/o Summit Asset Management Co., Inc.
47 Hulfish Street, Suite 420
Princeton, New Jersey 08542
Telecopier No.: (609) 279-1892
Attention: Scott Ciccone



(copies of notices to Everest Trust or Hudson Trust should be sent to:

Gregory F.W. Todd, Esq.
900 Third Avenue
New York, New York 10022
Telecopier No.: (212) 355-7674)


Founders

Dr. Samuel Strober, Jason Strober, or Elizabeth Strober
405 Minoca Drive
Portola Valley, CA 94611

Edgar, Jason or Eric Engleman or to the Engleman Family Trust:
c/o Dr. Ed Engleman
60 Lane Place
Atherton, CA 94027


Shaw

Shaw Venture Partners, L.P.
400 Southwest Sixth Avenue, Suite 1100
Portland, Oregon 97204-1636
Telecopier No.: (503) 227-2471
Attention: Ralph Shaw

Additional Stockholders

Dr. Haseltine:
c/o Human Genome Sciences, Inc.
6410 Key West Avenue
Rockville, MD 20850

Kummell Investments Limited
Suite 835A, Europort
Gibraltar (via London)

Copies of all notices and correspondence to:

  Alice Li
  Springfield Financial Advisory Limited
  22nd Floor, Hang Lung Centre
  2-20 Paterson Street
  Causeway Bay, Hong Kong
  Tel: (852) 2576-6800
  Telecopier No.: (852) 2881-5741

  Stephanie Monaghan O'Brien
  Springfield & Company
  1188 Centre Street
  Newton Centre, MA  02159
  Tel: (617) 244-2800
  Telecopier No.: (617) 244-2889

Universite Libre De Bruxelles
Department Recherche
Avenue F.D. Roosevelt 50
CP 161
B-1050 Bruxelles
Belgium
Telecopier No. 32-2-650 35 2-850 32 04
Attn:  Jean-Louis Vanherweghem

Jacques Urbain
Universite Libre De Bruxelles
Department Recherche
Avenue F.D. Roosevelt 50
CP 161
B-1050 Bruxelles
Belgium
Telecopier No. 32-2-650 35 2-850 32 04

Kristiaan Thielemans
Universite Libre De Bruxelles
Department Recherche
Avenue F.D. Roosevelt 50
CP 161
B-1050 Bruxelles
Belgium
Telecopier No.: 32-2-650 35 2-850 32 04

Shipley Raidy Capital Partners, L.P.
One Tower Bridge
Suite 1370
West Conshohocken, PA  19428
Telecopier No. (610) 828-4131
Attn:  Kevin J. Raidy

Sanderling IV Biomedical Co-Investment Fund, L.P.
2730 Sand Hill Road, Suite 200
Menlo Park, CA  94025
Telecopier No. (415) 854-3648
Attn:  Fred A. Middleton

Sanderling Venture Partners IV Co-Investment Fund, L.P.
2730 Sand Hill Road, Suite 200
Menlo Park, CA  94025
Telecopier No.: (415) 854-3648
Attn:  Fred A. Middleton

Health Care Ventures V, L.P ("HCV V")
c/o HealthCare Investment Corporation
44 Nassau Street
Princeton, New Jersey  08542-4506
Telecopier No.: (609) 430-9525
Attn: William Crouse

Copies of notices to HCV V should be sent to:

Bachner, Tally, Polevoy & Misher
380 Madison Avenue
New York, New York  10017
Telecopier No.: (212) 682-5729


Richard J. Bastiani UTA Charles Schwab & Co Inc
IRA Contributory DTD 01/08/86
18700 Serramonte Drive
Los Gatos, California 95030
Telecopier No. (408) 395-0214
Attn:  Richard J. Bastiani

Shaw Venture Partners, L.P.
400 Southwest Sixth Avenue, Suite 1100
Portland, Oregon 97204-1636
Telecopier No.: (503) 227-2471
Attention: Ralph Shaw

Kirin Brewery Company, Limited
26-1 Jingumae 6-chome
Shibuya-ku, Tokyo
150-8011
Telecopier No.: +81-3-3499-6152
Attention: Akihiro Shimosaka

Vulcan Ventures Incorporated
110 - 110th Avenue NE, Suite 550
Bellevue, WA  98004
Telecopier No.: (425) 453-1985
Attention: William D. Savoy

New York Life Insurance Company
51 Madison Avenue
New York, NY  10010
Telecopier No.: (212) 576-8080
Attention: Richard F. Drake

Alexandria Real Estate Equities, L.P.
135 North Los Robles Avenue, Suite 250
Pasadena, California  91101
Telecopier No.: (626) 578-0770
Attention: Joel S. Marcus

GC&H Investments
One Maritime Plaza, 20th Floor
San Francisco, CA  94111
Telecopier No.: (415) 951-3699
Attention: John L. Cardoza

Martin A. and Mary Ann Simonetti
4553 84th Avenue SE
Mercer Island, WA  98040

Sears Living Trust DTD 3/11/91
70 Cheyenne Point
Portola Valley, CA  94028-7623
Telecopier No.: (650) 851-5052

Jerry A. Weisbach
1351 Glendaloch Circle
Ann Arbor, Michigan  48104
Telecopier No.: (734) 668-4160
Attention: Jerry A. Weisbach

                                   EXHIBIT B

              Purchasers of the Company's Series E Preferred Stock




FIRST CLOSING:
Vulcan Ventures Inc.
GC&H Investments
Sears Living Trust Dtd. 3/11/91
Martin A. and Mary Ann Simonetti

SECOND CLOSING:
HealthCare Ventures V, L.P.
Sanderling Venture Partners IV Co-Investment Fund, L.P.

THIRD CLOSING:
Kummell Investments Limited
New York Life Insurance Company

FOURTH CLOSING:
Shaw Venture Partners III, L.P.

FIFTH CLOSING:
Leavitt Investments, LP